Scaling for Sustainable Growth Q4 AND FULL YEAR 2024 EARNINGS CONFERENCE CALL February 13, 2025

Q4 2024Herc Holdings Inc. NYSE: HRI 2 Herc Rentals Team and Agenda Agenda Safe Harbor FY 2024 Summary Q4 Operations Review Q4 Financial Review 2025 Outlook Q&ALarry Silber President & Chief Executive Officer Aaron Birnbaum Senior Vice President & Chief Operating Officer Mark Humphrey Senior Vice President & Chief Financial Officer Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability

Q4 2024Herc Holdings Inc. NYSE: HRI 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, and the Private Securities Litigation Reform Act of 1995. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and there can be no assurance that our current expectations will be achieved. You should not place undue reliance on the forward-looking statements. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) the cyclical nature of our industry and our dependence on the levels of capital investment and maintenance expenditures by our customers; (2) the competitiveness of our industry, including the potential downward pricing pressures or the inability to increase prices; (3) our dependence on relationships with key suppliers; (4) our heavy reliance on communication networks, centralized information technology systems and third party technology and services and our ability to maintain, upgrade or replace our information technology systems; (5) our ability to respond adequately to changes in technology and customer demands; (6) our ability to attract and retain key management, sales and trades talent; (7) our rental fleet is subject to residual value risk upon disposition; (8) the impact of climate change and the legal and regulatory responses to such change; (9) our ability to execute our strategy to grow through strategic transactions; and (10) our significant indebtedness. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward- looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non-GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Additionally, certain results are presented excluding the Cinelease studio entertainment business. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

FY 2024: Delivering on Growth Strategies

Strategies to Accelerate ROIC and Increase Shareholder Returns:

Grow the Core

Expand Specialty

Elevate Technology

Allocate Capital

Execute at Highest Level

Optimize branch network for fleet / operating efficiencies at scale
- Completed 9 acquisitions—28 locations; opened 23 greenfield locations

Enhance fleet mix
- Added 15 new specialty locations through acquisitions and greenfields
- Expanded OEC specialty fleet YoY to support mega projects, cross-selling and end-market expansion

Support customers' efficiency goals through data and telematics
- Advanced our industry leading digital capabilities: ProControl Next Gen™

Prioritize Capital and Invest Responsibly
- Continued disciplined investments in fleet and strategic M&A
- Declared regular dividend

Lead through continuous improvement with E3OS
- Standardized processes
- Committed to superior customer experiences

EASY
E3OS
Business Operating System
EFFICIENT
EXPERT

HercRentals® Herc Holdings Inc. NYSE: HRI Q4 2024 | 4

Q4 2024Herc Holdings Inc. NYSE: HRI 5 FY 2024: Financial Performance1 1. Amounts presented include Cinelease studio entertainment 2. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21 3. The company’s ROIC metric uses after-tax operating income for the trailing 12 months divided by average stockholders’ equity, debt and deferred taxes, net of average cash. To mitigate the volatility related to fluctuations in the company’s tax rate from period to period, the U.S. federal corporate statutory tax rate of 21% was used to calculate after-tax operating income. Equipment Rental Revenue $1,544 $1,910 $2,552 $2,870 $3,189 2020 2021 2022 2023 2024 11% $ in millions Total Revenues $1,780 $2,073 $2,740 $3,282 $3,568 2020 2021 2022 2023 2024 $689 $895 $1,227 $1,452 $1,583 2020 2021 2022 2023 2024 9% 9% $ in millions $ in millions Earnings Per Diluted Share $2.51 $7.37 $10.92 $12.09 $7.40 2020 2021 2022 2023 2024 38.7% 43.2% 44.8% 44.2% 44.4% 2020 2021 2022 2023 2024 5.2% 9.6% 10.8% 10.2% 9.8% 2020 2021 2022 2023 2024 ROIC3 Adjusted EBITDA2 Adjusted EBITDA Margin2 2024 EPS impacted by loss on Cinelease assets held for sale

Q4 2024Herc Holdings Inc. NYSE: HRI 6 2025 Perspective • Expect to continue to outpace industry growth rate1 • Managing the complexities of disparate levels of demand across geographies, end markets and project types ◦ Mega and infrastructure projects ramp up, while interest rates weigh on local markets • Balanced approach to M&A - optimizing recent acquisitions; selectively adding new locations 1. Based on third-party benchmark data Revenue Adjusted EBITDA Net Fleet Capex • Continued disciplined investments in fleet to support the long-term growth of the business • Plans reflect asset optimization and support mega project and specialty equipment growth • Aligning costs and balancing fleet with dynamic market trends to sustain margin • Ongoing progress in shift of fleet dispositions to higher-return retail/wholesale channels

Q4 2024Herc Holdings Inc. NYSE: HRI 7 Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

Q4 2024Herc Holdings Inc. NYSE: HRI 8 Focusing on Safety Full Year 2024: Continuing focus on Perfect Days • All branches reported > 98% Perfect Days • Perfect Days are those with no: • OSHA reportable incidents • At-fault moving vehicle accidents • DOT violations Total Recordable Incident Rate is 0.87 — favorable to industry standard of 1.0 Proven safety record is a must-have for customers Herc's Safety Program is integrated into all acquisitions

Q4 2024Herc Holdings Inc. NYSE: HRI 9 Scaling for Sustainable Growth Expanding Through Acquisitions and Greenfields Adding locations increases density and share in urban markets • 451 locations at December 31, 2024, +14% YoY Targeting Top 100 metropolitan markets • Q4: 1 acquisition - 2 locations; 7 greenfield locations • FY 24: 9 acquisitions - 28 locations; 23 greenfield locations ◦ Invested $600 million through December 31, 2024 on M&A Disciplined criteria for M&A—targets must fit our strategic, financial and cultural filters Synergized multiple opportunity 3.5x - 4.5x through cross selling adjacent product lines, fleet efficiencies and rate improvement Balanced approach to acquisitions & greenfields in 2025

Q4 2024Herc Holdings Inc. NYSE: HRI 10 Optimizing Fleet Mix and Lifecycle Performance 1. Original equipment cost based on ARA guidelines. 2. End fleet as of December 31, 2024, includes Cinelease $348 $400 $274 $196$167 $344 $366 $200 2023 2024 Q1 Q2 Q3 Q4 Fleet Expenditures at OEC1 $ in millions $144 $186 $309 $174$150 $139 $199 $235 2023 2024 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions 23% 24% 11% 20% 22% • Q4 24 fleet transactions reflect: ◦ Expenditures for rotation, mega projects, specialty equipment, acquisition replacement fleet ◦ Dispositions at OEC return to normal seasonality • Q4 24 disposals generated proceeds of ~42% of OEC • Average fleet age of 46 months at December 31, 2024 $7.0 billion at OEC1,2 Fleet Composition Specialty Aerial Earthmoving Material Handling Other

Q4 2024Herc Holdings Inc. NYSE: HRI 11 Delivering Growth and Resiliency through Diversification Q4 Local vs. National Mix 46% 54% NationalQ4 Revenue by Customer1 37% 25% 18%13% 7% Local Commercial Facilities Contractors Infrastructure & Government Other Industrial • Local account revenue increased due to acquisitions and greenfields, and a focus on growth markets • National account revenue continues to benefit from general growth and mega project activity ◦ Vertical sales strategy provides for end-market expertise and creates more diverse revenue mix ◦ Project pipeline remains strong; supported by federal-funding opportunities • Long-term, balanced target of 60% local / 40% national accounts 1. Refer to our 10-K for description of industries related to each customer classification.

Capitalizing on Growth Trends Across Diverse Customer and Project Base

Contractors (37%)
- Electrical
- General Contractors
- Mechanical
- Remediation & Environmental
- Residential
- ***Restoration***
- ***Specialty Contractors***

Industrial (25%)
- Agriculture
- Chemical Processing
- Industrial Manufacturing
- Metals & Minerals
- Oil & Gas Production
- Oil & Gas Pipeline
- Oil & Gas Refineries
- Pharmaceutical
- Power
- Pulp. Paper & Wood
- Shipbuilding/Yards
- ***Aerospace***
- ***Alternative Automotive/EV***
- ***Energy/ Renewables***
- ***Food & Beverage***

Infrastructure & Gov. Direct (18%)
- Airports
- Bridge
- Federal Government
- Local & State Government
- Military Base
- Prisons
- Railroad & Mass Transportation
- Streets, Road & Highway
- Sewer & Waste Disposal
- Water Supply & Distribution
- ***Utilities***

Commercial Facilities (13%)
- Banks
- Casinos
- Hospitality (hotel & motel)
- Parking Garages
- Religious Building
- Retail Facilities
- ***Commercial Warehousing***
- ***Education***
- ***Facility Maintenance***
- ***Healthcare***
- ***Data Centers***

Other (7%)
- Sporting Events
- TV, Film & Radio
- ***Live Events***

Herc Rentals is Well Positioned with Current Trending Opportunities

Chip Plants | **Data Centers** | **Renewables** | **EV/Battery** | **Utilities** | **Healthcare** | **Infrastructure** | **LNG Plant**

Pipeline of new construction and maintenance projects offers wide spectrum of growth opportunities

New verticals since 2016 in **bold**.

HercRentals®
Herc Holdings Inc. NYSE: HRI
Q4 2024 | 12

Financial Review Mark Humphrey Senior Vice President and Chief Financial Officer

Q4 and FY 2024 Financial Results

$ in millions, except per share data	Three Months Ended December 31, 2024	2023	2024 vs 2023 % Change	Year Ended December 31, 2024	2023	2024 vs 2023 % Change
Equipment Rental Revenue	$839	$748	*12.2%*	$3,189	$2,870	*11.1%*
Total Revenues	$951	$831	*14.4%*	$3,568	$3,282	*8.7%*
Net Income (Loss)	($46)	$91	*(150.5)%*	$211	$347	*(39.2)%*
Earnings (Loss) Per Diluted Share	$(1.62)	$3.20	*(150.6)%*	$7.40	$12.09	*(38.8)%*
Adjusted Net Income[1]	$102	$92	*10.9%*	$367	$353	*4.0%*
Adjusted Earnings Per Diluted Share[1]	$3.58	$3.24	*10.5%*	$12.88	$12.30	*4.7%*
Adjusted EBITDA[1]	$438	$382	*14.7%*	$1,583	$1,452	*9.0%*
Adjusted EBITDA Margin[1]	46.1%	46.0%	*10 bps*	44.4%	44.2%	*20 bps*
REBITDA[1,2]	$406	$362	*12.2%*	$1,483	$1,345	*10.3%*
REBITDA Margin[1,2]	48.0%	48.0%	*— bps*	46.1%	46.4%	*(30) bps*
REBITDA YoY Flow-Through[1,2]	47.8%	64.7%	*NM*	42.9%	53.0%	*NM*
Average Fleet[3] **(YoY)**	12.7%	13.5%		10.6%	21.0%	
Pricing[3] **(YoY)**	2.1%	5.8%		3.2%	6.9%	
Dollar Utilization[3]	40.6%	40.9%	*(30) bps*	40.9%	40.8%	*10 bps*
ROIC				9.8%	10.2%	*(40) bps*

NM - Not Meaningful
1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 21
2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies
3. Based on ARA guidelines

HercRentals® Herc Holdings Inc. NYSE: HRI

Q4 2024 | 14

Q4 2024Herc Holdings Inc. NYSE: HRI 15 Q4 and FY 2024 Financial Results Excluding Cinelease Studio Entertainment1 NM - Not Meaningful 1. Results excluding the Cinelease studio entertainment business is referred to as "core" business. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 21 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines Three Months Ended December 31, Year Ended December 31, $ in millions 2024 2023 2024 vs 2023 % Change 2024 2023 2024 vs 2023 % Change Core Equipment Rental Revenue $823 $738 11.5% $3,102 $2,820 10.0% Core Total Revenues $934 $820 13.9% $3,474 $3,226 7.7% Core Net Income $113 $93 21.5% $359 $376 (4.5)% Core Adjusted EBITDA $436 $385 13.2% $1,562 $1,462 6.8% Core Adjusted EBITDA Margin 46.7% 47.0% (30) bps 45.0% 45.3% (30) bps Core REBITDA2 $403 $364 10.7% $1,464 $1,355 8.0% Core REBITDA Margin2 48.6% 48.9% (30) bps 46.7% 47.6% (90) bps Core REBITDA YoY Flow-Through2 45.3% 60.7% NM 38.0% 57.4% NM Core Average Fleet3 (YoY) 13.3% 15.0% 11.3% 22.0% Core Dollar Utilization3 41.8% 42.6% (80) bps 41.8% 42.4% (60) bps Core ROIC 10.1% 11.3% (120) bps

Q4 2024Herc Holdings Inc. NYSE: HRI 16 Q4 24 YoY Results Bridge Excluding Cinelease Studio Entertainment1 Core Equipment Rental Revenue $738 $823 2023 Pricing OEC on Rent Mix Ancillary 2024 Core Adjusted EBITDA $385 $436 2023 Equipment Rental Revenue Gain on Sale of Rental Equipment DOE SG&A Other 2024 Q4 24 Core Adjusted EBITDA Margin drivers: New acquisition, greenfield revenue at lower incremental margin offset slowdown in higher margin local-account growth DOE benefited from swift cost actions taken earlier in the year in response to slowing local-market demand SG&A as a % of rental revenue YoY continued to be positive contributor 1. For a reconciliation to the most comparable GAAP financial measures, see the Appendix beginning on Slide 21

Q4 2024Herc Holdings Inc. NYSE: HRI 17 Disciplined Capital Management 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 21 Maturities As of December 31, 2024 $ in millions $1,200 $800 $1,621 $400 2025 2026 2027 2028 2029 $77 Finance Leases 2025-2032 2027 Senior Unsecured Notes ABL Credit Facility AR Facility1 2029 Senior Unsecured Notes ABL Credit Facility Ample liquidity2 of $1.9 billion provides financial flexibility Net leverage3 of 2.5x, within target range of 2.0x to 3.0x Free cash flow of $314 million for full year 2024 Quarterly dividend of $0.665 per share paid on December 27, 2024 Credit Ratings: Moody's CFR Ba2 S&P BB/Stable Announced 5% Increase in Annual Dividend to $2.80 per share

Q4 2024Herc Holdings Inc. NYSE: HRI 18 Continued Strength in Key End Markets 1.Source: IIR as of October 2024 2.Source: Dodge Analytics U.S. as of January 2025 3.Source: Dodge Analytics U.S. as of January 2025; mega project defined as total dollar value exceeding $250 million Industrial Spending1 $310 $317 $328 $309 $298 $352 $453 $465 $446 $447 $434 $432 17 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions Non-Residential Starts2 $288 $298 $314 $261 $305 $442 $417 $446 $482 $489 $518 $552 17 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — Infrastructure Starts2 $194 $191 $212 $194 $209 $257 $303 $330 $357 $376 $390 $387 17 18 19 20 21 22 23 24 25E 26E 27E 28E $ in billions — — — — — — — — — — — — — — — — — Mega Project Starts3 $290 $322 $564 23 24 25E $ in billions

2025 Outlook excluding Cinelease

Metric	2024 Actual Excluding Cinelease	2025 Guidance
Equipment Rental Revenue	10%	+4% to 6%
Adjusted EBITDA	$1.562 billion	$1.575 billion to $1.650 billion
Net Rental Equipment Expenditures	$760 million	$400 to $600 million
Gross Capex	$1.048 billion	$700 to $900 million

Key Assumptions for Full-Year 2025 excluding Cinelease:

- Local markets remain relatively flat; Infrastructure and mega projects drive growth
- Fleet efficiency remains a priority
- Net fleet capex supports replacement fleet, mega projects, specialty equipment growth, greenfield inventory
- Used equipment market normalizing; continue the shift to higher-margin retail/wholesale sales channels
- Expect to be free cash flow positive
- Ongoing focus on operating leverage to improve margins
- Interest expense roughly flat YoY, dependent on rate actions
- Tax rate ~25%; expect to be first-time cash tax payer

HercRentals®

Herc Holdings Inc. NYSE: HRI

Q4 2024 | 19

Q4 2024Herc Holdings Inc. NYSE: HRI 20 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

Appendix

Q4 2024Herc Holdings Inc. NYSE: HRI 22 Glossary of Terms Commonly Use in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

Cinelease Studio Entertainment Assets Held for Sale

Cinelease is Herc's studio management and lighting and grip business

- Market preference for lighting and grip equipment to be part of studio ownership
- Owning studio real estate does not align with Herc strategy
- Lighting and grip equipment represents ~4% of OEC

Cinelease sale process underway



Cinelease assets held for sale

Herc Entertainment Services (HES) will continue to provide rentals to entertainment industry

Equipment Types

- aerial equipment,
- forklifts,
- carts,
- generators,
- climate solutions

Project Types

- in-studio TV & Film productions
- off-location TV & Film productions
- live entertainment venues



HES to continue to service market

HercRentals® Herc Holdings Inc. NYSE: HRI Q4 2024 23

Q4 2024Herc Holdings Inc. NYSE: HRI 24 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA—EBITDA represents the sum of net income, provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through—Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors. EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment—On slides 26 and 27, each metric has been adjusted to exclude the studio entertainment business due to the intent to sell that business and provides the operating performance of the remaining business.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Net income (loss)	**($46)**	**$91**	**$211**	**$347**
Income tax provision	3	32	80	100
Interest expense, net	67	62	260	224
Depreciation of rental equipment	180	163	679	643
Non-rental depreciation and amortization	35	29	127	112
EBITDA	**239**	**377**	**1,357**	**1,426**
Non-cash stock-based compensation charges	1	3	17	18
Transaction related costs	2	3	11	8
Loss on assets held for sale	194	—	194	—
Other	2	(1)	4	—
Adjusted EBITDA	**438**	**382**	**1,583**	**1,452**
Less: Gain (loss) on sales of rental equipment	29	17	87	94
Less: Gain (loss) on sales of new equipment, parts and supplies	3	3	13	13
Rental Adjusted EBITDA (REBITDA)	**$406**	**$362**	**$1,483**	**$1,345**
Total revenues	$951	$831	$3,568	$3,282
Less: Sales of rental equipment	96	68	311	346
Less: Sales of new equipment, parts and supplies	9	9	37	38
Equipment rental, service and other revenues	**$846**	**$754**	**$3,220**	**$2,898**
Total revenues	$951	$831	$3,568	$3,282
Adjusted EBITDA	$438	$382	$1,583	$1,452
Adjusted EBITDA Margin	**46.1 %**	**46.0 %**	**44.4 %**	**44.2 %**
Equipment rental, service and other revenues	$846	$754	$3,220	$2,898
REBITDA	$406	$362	$1,483	$1,345
REBITDA Margin	**48.0 %**	**48.0 %**	**46.1 %**	**46.4 %**
YOY Change in REBITDA	$44		$138	
YOY Change in Equipment rental, service and other revenues	$92		$322	
YOY REBITDA Flow-Through	**47.8 %**		**42.9 %**	

HercRentals® Herc Holdings Inc. NYSE: HRI
Q4 2024 25

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Three Months Ended December 31,					
	2024			2023		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$839	$16	$823	$748	$10	$738
Total revenues	951	17	934	831	11	820
Total expenses	994	209	785	708	14	694
Income (loss) before income taxes	(43)	(192)	149	123	(3)	126
Income tax (provision) benefit	(3)	33	(36)	(32)	1	(33)
Net income (loss)	**($46)**	**($159)**	**$113**	**$91**	**($2)**	**$93**
Income tax provision (benefit)	3	(33)	36	32	(1)	33
Interest expense, net	67	—	67	62	—	62
Depreciation of rental equipment	180	—	180	163	—	163
Non-rental depreciation and amortization	35	—	35	29	—	29
EBITDA	**239**	**(192)**	**431**	**377**	**(3)**	**380**
Non-cash stock-based compensation charges	1	—	1	3	—	3
Transaction related costs	2	—	2	3	1	2
Loss on assets held for sale	194	194	—	—	—	—
Other	2	—	2	(1)	(1)	—
Adjusted EBITDA	**438**	**2**	**436**	**382**	**(3)**	**385**
Less: Gain (loss) on sales of rental equipment	29	(1)	30	17	(1)	18
Less: Gain (loss) on sales of new equipment, parts and supplies	3	—	3	3	—	3
Rental Adjusted EBITDA (REBITDA)	**$406**	**$3**	**$403**	**$362**	**($2)**	**$364**
Total revenues	$951	$17	$934	$831	$11	$820
Less: Sales of rental equipment	96	—	96	68	—	68
Less: Sales of new equipment, parts and supplies	9	1	8	9	1	8
Equipment rental, service and other revenues	**$846**	**$16**	**$830**	**$754**	**$10**	**$744**
Total revenues	$951	$17	$934	$831	$11	$820
Adjusted EBITDA	$438	$2	$436	$382	($3)	$385
Adjusted EBITDA Margin	**46.1 %**	**11.8 %**	**46.7 %**	**46.0 %**	**(27.3)%**	**47.0 %**
Equipment rental, service and other revenues	$846	$16	$830	$754	$10	$744
REBITDA	$406	$3	$403	$362	($2)	$364
REBITDA Margin	**48.0 %**	**18.8 %**	**48.6 %**	**48.0 %**	**(20.0)%**	**48.9 %**
YOY Change in REBITDA	$44	$5	$39	$22	($12)	$34
YOY Change in Equipment rental, service and other revenues	$92	$6	$86	$34	($22)	$56
YOY REBITDA Flow-Through	**47.8 %**	**83.3 %**	**45.3 %**	**64.7 %**	**54.5 %**	**60.7 %**

HercRentals® Herc Holdings Inc. NYSE: HRI
Q4 2024 | 26

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through, Excluding Studio Entertainment

	Year Ended December 31,					
	2024			2023		
$ in millions	Herc	Studio Entertainment	Herc, excl Studio	Herc	Studio Entertainment	Herc, excl Studio
Equipment rental revenue	$3,189	$87	$3,102	$2,870	$50	$2,820
Total revenues	3,568	94	3,474	3,282	56	3,226
Total expenses	3,277	268	3,009	2,835	93	2,742
Income (loss) before income taxes	291	(174)	465	447	(37)	484
Income tax (provision) benefit	(80)	26	(106)	(100)	8	(108)
Net income (loss)	**$211**	**($148)**	**$359**	**$347**	**($29)**	**$376**
Income tax provision	80	(26)	106	100	(8)	108
Interest expense, net	260	—	260	224	—	224
Depreciation of rental equipment	679	—	679	643	24	619
Non-rental depreciation and amortization	127	—	127	112	2	110
EBITDA	**1,357**	**(174)**	**1,531**	**1,426**	**(11)**	**1,437**
Non-cash stock-based compensation charges	17	—	17	18	—	18
Transaction related costs	11	1	10	8	2	6
Loss on assets held for sale	194	194	—	—	—	—
Other	4	—	4	—	(1)	1
Adjusted EBITDA	**1,583**	**21**	**1,562**	**1,452**	**(10)**	**1,462**
Less: Gain (loss) on sales of rental equipment	87	—	87	94	(1)	95
Less: Gain (loss) on sales of new equipment, parts and supplies	13	2	11	13	1	12
Rental Adjusted EBITDA (REBITDA)	**$1,483**	**$19**	**$1,464**	**$1,345**	**($10)**	**$1,355**
Total revenues	$3,568	$94	$3,474	$3,282	$56	$3,226
Less: Sales of rental equipment	311	1	310	346	1	345
Less: Sales of new equipment, parts and supplies	37	5	32	38	2	36
Equipment rental, service and other revenues	**$3,220**	**$88**	**$3,132**	**$2,898**	**$53**	**$2,845**
Total revenues	$3,568	$94	$3,474	$3,282	$56	$3,226
Adjusted EBITDA	$1,583	$21	$1,562	$1,452	($10)	$1,462
Adjusted EBITDA Margin	**44.4 %**	**22.3 %**	**45.0 %**	**44.2 %**	**(17.9)%**	**45.3 %**
Equipment rental, service and other revenues	$3,220	$88	$3,132	$2,898	$53	$2,845
REBITDA	$1,483	$19	$1,464	$1,345	($10)	$1,355
REBITDA Margin	**46.1 %**	**21.6 %**	**46.7 %**	**46.4 %**	**(18.9)%**	**47.6 %**
YOY Change in REBITDA	$138	$29	$109	$169	($55)	$224
YOY Change in Equipment rental, service and other revenues	$322	$35	$287	$319	($71)	$390
YOY REBITDA Flow-Through	**42.9 %**	**82.9 %**	**38.0 %**	**53.0 %**	**77.5 %**	**57.4 %**

HercRentals® Herc Holdings Inc. NYSE: HRI
Q4 2024 | 27

REBITDA Margin and Flow-Through Quarterly Trend

$ in millions	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Net income (loss)	**$67**	**$76**	**$113**	**$91**	**$347**	**$65**	**$70**	**$122**	**($46)**	**$211**
Income tax provision	8	27	33	32	100	16	23	38	3	80
Interest expense, net	48	54	60	62	224	61	63	69	67	260
Depreciation of rental equipment	152	161	167	163	643	160	165	174	180	679
Non-rental depreciation and amortization	26	28	29	29	112	29	30	33	35	127
EBITDA	**301**	**346**	**402**	**377**	**1,426**	**331**	**351**	**436**	**239**	**1,357**
Non-cash stock-based compensation charges	4	5	6	3	18	5	4	7	1	17
Transaction related costs	2	1	2	3	8	3	3	3	2	11
Loss on assets held for sale	—	—	—	—	—	—	—	—	194	194
Other	1	—	—	(1)	—	—	2	—	2	4
Adjusted EBITDA	**308**	**352**	**410**	**382**	**1,452**	**339**	**360**	**446**	**438**	**1,583**
Less: Gain (loss) on sales of rental equipment	25	27	25	17	94	23	20	15	29	87
Less: Gain (loss) on sales of new equipment, parts and supplies	3	3	4	3	13	3	4	3	3	13
Rental Adjusted EBITDA (REBITDA)	**$280**	**$322**	**$381**	**$362**	**$1,345**	**$313**	**$336**	**$428**	**$406**	**$1,483**
Total revenues	$740	$802	$908	$831	$3,282	$804	$848	$965	$951	$3,568
Less: Sales of rental equipment	71	83	124	68	346	69	65	81	96	311
Less: Sales of new equipment, parts and supplies	8	10	11	9	38	9	10	9	9	37
Equipment rental, service and other revenues	**$661**	**$709**	**$773**	**$754**	**$2,898**	**$726**	**$773**	**$875**	**$846**	**$3,220**
REBITDA Margin	**42.4 %**	**45.4 %**	**49.3 %**	**48.0 %**	**46.4 %**	**43.1 %**	**43.5 %**	**48.9 %**	**48.0 %**	**46.1 %**
YOY REBITDA Flow-Through	**42.6 %**	**48.5 %**	**76.3 %**	**64.7 %**	**53.0 %**	**50.8 %**	**21.9 %**	**46.1 %**	**47.8 %**	**42.9 %**

HercRentals®
Herc Holdings Inc. NYSE: HRI
Q4 2024 28

Q4 2024Herc Holdings Inc. NYSE: HRI 29 REBITDA Margin and Flow-Through Annual Trend $ in millions 2019 2020 2021 2022 2023 2024 Net income $47 $74 $224 $330 $347 $211 Income tax provision 16 20 67 104 100 80 Interest expense, net 174 93 86 122 224 260 Depreciation of rental equipment 410 403 420 536 643 679 Non-rental depreciation and amortization 62 63 68 95 112 127 EBITDA 709 653 865 1,187 1,426 1,357 Non-cash stock-based compensation charges 19 16 23 27 18 17 Restructuring 8 1 — — — — Impairment 4 15 3 3 — — Transaction related costs — — 4 7 8 11 Loss on assets held for sale / disposal of business — 3 — — — 194 Other 1 1 — 3 — 4 Adjusted EBITDA 741 689 895 1,227 1,452 1,583 Less: Gain (loss) on sales of rental equipment (1) (5) 19 36 94 87 Less: Gain (loss) on sales of new equipment, parts and supplies 11 8 10 15 13 13 Rental Adjusted EBITDA (REBITDA) $731 $686 $866 $1,176 $1,345 $1,483 Total revenues $1,999 $1,780 $2,073 $2,740 $3,282 $3,568 Less: Sales of rental equipment 243 198 113 125 346 311 Less: Sales of new equipment, parts and supplies 44 28 31 36 38 37 Equipment rental, service and other revenues $1,712 $1,554 $1,929 $2,579 $2,898 $3,220 REBITDA Margin 42.7% 44.2% 44.8% 45.7% 46.4% 46.1 % YOY REBITDA Flow-Through 169.3% 27.9% 47.5% 48.1% 53.0% 42.9%

Q4 2024Herc Holdings Inc. NYSE: HRI 30 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Three Months Ended December 31, Year Ended December 31, $ in millions 2024 2023 2024 2023 Net income (loss) ($46) $91 $211 $347 Transaction related costs 2 3 11 8 Loss on assets held for sale 194 — 194 — Other(1) 2 (1) 4 — Tax impact of adjustments(2) (50) (1) (53) (2) Adjusted net income $102 $92 $367 $353 Diluted common shares 28.5 28.4 28.5 28.7 Adjusted earnings per diluted share $3.58 $3.24 $12.88 $12.30 Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income, transaction related costs, restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) Other consists of restructuring charges and spin-off costs. (2) The tax rate applied for adjustments is 25.5% and reflects the statutory rates in the applicable entities.

Q4 2024Herc Holdings Inc. NYSE: HRI 31 Calculation of Net Leverage Ratio $ in millions Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Long-Term Debt, Net $3,215 $3,493 $3,665 $3,673 $3,753 $3,864 $4,163 $4,069 (Plus) Current maturities of long-term debt 12 12 14 15 15 15 15 17 (Plus) Unamortized debt issuance costs 5 5 5 5 5 13 13 12 (Less) Cash and Cash Equivalents (40) (37) (71) (71) (63) (70) (142) (83) Net Debt 3,192 3,473 3,613 3,622 3,710 3,822 4,049 4,015 Trailing Twelve-Month Adjusted EBITDA 1,298 1,366 1,431 1,452 1,483 1,491 1,527 1,583 Net Leverage 2.5 x 2.5 x 2.5 x 2.5 x 2.5 x 2.6 x 2.7 x 2.5 x Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies.

Q4 2024Herc Holdings Inc. NYSE: HRI 32 Reconciliation of Free Cash Flow Year Ended December 31, $ in millions 2024 2023 2022 2021 2020 Net cash provided by operating activities $1,225 $1,086 $917 $743 $611 Rental equipment expenditures (1,048) (1,320) (1,168) (594) (345) Proceeds from disposal of rental equipment 288 325 121 107 192 Net Fleet Capital Expenditures (760) (995) (1,047) (487) (153) Non-rental capital expenditures (161) (156) (104) (47) (41) Proceeds from disposal of property and equipment 10 15 7 5 7 Other — (15) (23) — — Free Cash Flow 314 (65) (250) 214 424 Acquisitions, net of cash acquired (600) (430) (515) (431) (45) Proceeds from disposal of business — — — — 24 (Increase) decrease in Net Debt, excluding financing activities ($286) ($495) ($765) ($217) $403 Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non- discretionary expenditures.

Q4 2024Herc Holdings Inc. NYSE: HRI 33 Historical Fleet at OEC1 $ in millions FY 2019 FY 2020 FY 2021 FY 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Beginning Balance $3,777 $3,822 $3,589 $4,381 $5,637 $5,915 $6,211 $6,217 $5,637 $6,328 $6,416 $6,714 $7,088 $6,328 Expenditures 627 348 725 1,218 348 400 274 196 1,218 167 344 366 200 1,077 Disposals (593) (552) (281) (322) (144) (186) (309) (174) (813) (150) (139) (199) (235) (723) Acquisitions — 28 346 395 77 88 55 83 303 76 100 200 19 395 Foreign Currency / Other 11 (57) 2 (35) (3) (6) (14) 6 (17) (5) (7) 7 (28) (33) Ending Balance $3,822 $3,589 $4,381 $5,637 $5,915 $6,211 $6,217 $6,328 $6,328 $6,416 $6,714 $7,088 $7,044 $7,044 Proceeds as a percent of OEC 40.9% 37.0% 41.8% 44.4% 51.5% 47.0% 39.4% 44.3% 44.2% 49.5% 47.9% 42.4% 42.4% 44.9% 1. Original equipment cost based on ARA guidelines.

Q4 2024Herc Holdings Inc. NYSE: HRI 34 For additional information, please contact: Leslie Hunziker SVP Investor Relations, Communications & Sustainability leslie.hunziker@hercrentals.com 239-301-1675